Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 16, 2009, accompanying the consolidated financial statements and schedule and management’s annual report on internal control over financial reporting included in the Annual Report of Healthcare Services Group, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the (i) Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-35915) pertaining to the Incentive Stock Option Plan and the Non-Qualified Stock Option Plans of Healthcare Services Group, Inc. and Subsidiaries, (ii) Registration Statement on Form S-8 (No. 333-92835) pertaining to the Employee Stock Purchase Plan and Deferred Compensation Plan of Healthcare Services Group, Inc. and Subsidiaries, (iii) Registration Statement on Form S-8 (No. 333-101063), (iv) Registration Statement on Form S-8 (No. 333-46656), (v) Registration Statement on Form S-8 (No. 33-58765), (vi) Registration Statement on Form S-8 (No. 333-107467), (vii) Registration Statement on Form S-3D (333-108182), (viii) Registration Statement on Form S-8 (No. 333-127747) and (ix) Registration Statement on Form S-3 (No. 333-137713).

New York, New York
February 16, 2009

70

Report of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors of
Healthcare Services Group, Inc.

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Healthcare Services Group, Inc. and Subsidiaries referred to in our report dated February 16, 2009, which is included in the Company’s Annual Report on Form 10-K in Part II of this form. Our report on the consolidated financial statements includes an explanatory paragraph, which discusses a cumulative effect adjustment recorded as of January 1, 2006, as discussed in Note 14 to the consolidated financial statements. Our audits of the basic consolidated financial statements included the Schedule II, which is the responsibility of the Company’s management. In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

New York, New York
February 16, 2009

71

Healthcare Services Group, Inc. and
Subsidiaries Schedule II— Valuation
and Qualifying Accounts
Years Ended December 31, 2008, 2007,
and 2006

		Additions
	Balance—	Charged to	Charged to
	Beginning of	Costs and	Other		Balance —
Description	Period	Expenses	Accounts	Deductions(A)	End of Period

2008
Allowance for Doubtful
Accounts	$4,284,000	$4,234,000		$5,304,000	$3,214,000

2007
Allowance for Doubtful
Accounts	$2,716,000	$6,142,000		$4,574,000	$4,284,000

2006
Allowance for Doubtful
Accounts	$2,275,000	$622,000		$181,000	$2,716,000

(A)	Represents write-offs

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